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SAFECO Corporation Organization Chart                                      F-15
                                                                     Exhibit 21
December 31, 1996


SAFECO CORPORATION      (Washington)

(ownership percentages are 100%, except where indicated)



            1.  SAFECO Insurance Company of America  (WA)

                A.   SAFECO Management Corporation  (NY)

                B.   SAFECO Surplus Lines Insurance Company  (WA)

            2.  General Insurance Company of America  (WA)

            3.  First National Insurance Company of America  (WA)

            4.  SAFECO National Insurance Company  (MO)

            5.  SAFECO Insurance Company of Illinois  (IL)

            6.  SAFECO Life Insurance Company  (WA)

                A.   SAFECO National Life Insurance Company  (WA)

                B. First SAFECO National Life Insurance Company of New York (NY)

            7.  SAFECO Assigned Benefits Service Company  (WA)

            8.  SAFECO Administrative Services, Inc.  (WA)

                A.   Employee Benefit Claims of Wisconsin, Inc.  (WI)

                B.   Wisconsin Pension and Group Services, Inc.  (WI)


            9.  SAFECO Properties, Inc.  (WA)

                A.   Winmar Company, Inc.  (WA)

                     a)    C-W Properties, Inc.  (WA)
                     b)    Capitol Court Corporation  (WI)
                     c)    Gem State Investors, Inc.  (WA)

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                             d)    Kitsap Mall, Inc.  (WA)
                             e)    SAFECO Properties of Boise, Inc.
                                   (ID)
                             f)    SCIT, Inc.  (MA)
                             g)    Valley Fair Shopping Centers,
                                   Inc.  (DE)
                             h)    WDI Golf Club, Inc.  (CA)
                             i)    WNY Development, Inc.  (WA)
                             j)    Winmar Bighorn, Inc. (WA)
                             k)    Winmar Cascade, Inc.  (WA)
                             l)    Winmar Metro, Inc.  (WA)
                             m)    Winmar Northwest, Inc.  (WA)
                             n)    Winmar Oregon, Inc.  (OR)

                                     i)  North Coast
                                         Management, Inc.  (OR)
                                    ii)  Pacific Surfside Corp.  (OR)
                                   iii)  Washington Square, Inc.  (WA)
                                    iv)  Winmar of Jantzen Beach, Inc.  (OR)
                                     v)  Winmar Pacific, Inc.  (WA)
                                    vi)  W-P Development, Inc.  (OR)

                             o)    Winmar Redmond, Inc.  (WA)
                             p)    Winmar of Kitsap, Inc.  (WA)
                             q)    Winmar of Texas, Inc.  (TX)
                             r)    Winmar of the Desert, Inc.  (CA)

                        B.   SAFECARE Company, Inc.  (WA)

                             a)    RIA Development, Inc.  (WA)
                             b)    S.C. Bakersfield, Inc.  (WA)
                             c)    S.C. Bellevue, Inc.  (WA)
                             d)    S.C. Everett, Inc.  (WA)
                             e)    S.C. Lynden, Inc.  (WA)
                             f)    S.C. Marysville, Inc.  (WA)
                             g)    S.C. Northgate, Inc.  (WA)
                             h)    S.C. Vancouver, Inc.  (WA)
                             i)    Lifeguard Ventures, Inc. (50%)  (CA)


            10.         SAFECO Credit Company, Inc.  (WA)

            11.         SAFECO Asset Management Company  (WA)

            12.         SAFECO Securities, Inc.  (WA)

            13.         SAFECO Services Corporation  (WA)

            14.         SAFECO Trust Company  (WA)


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            15.         General America Corporation  (WA)

                        A.   COMAV  Managers, Inc  (IL)

                        B.   F.B. Beattie & Co., Inc.  (WA)

                             a)    F.B. Beattie Insurance Services, Inc.  (CA)

                        C. General America Corporation of Texas (TX) - (Attorney-in-fact) for:

                             a)    SAFECO Lloyds Insurance Company  (TX)

                        D.   Goldware & Taylor Insurance Services  (CA)

                        E.   Talbot Financial Corporation  (WA)

                             a)    Talbot Agency, Inc.   (NM)

                                      i)  Boney Moore and Talbot, Inc.  (NM)
                                     ii)  Glacier Insurance, Inc.  (MT)
                                    iii)  J. Dorr Forbes, Inc.  (WA)
                                     iv)  Hemet Insurance Service  (CA)
                                      v)  Newport Financial Corporation  (IL)
                                     vi)  PNMR Securities Inc.  (WA)
                                    vii)  Talbot Agency of California, Inc. (CA)
                                   viii)  Talbot Agency of Texas, Inc.  (TX)
                                     ix)  Talbot Financial Services of Hawaii,
                                          Inc.  (HI)
                                      x)  Tandy & Wood, Inc.  (ID)

                        F.   SAFECO Select Insurance Services, Inc.  (CA)



NOTE:       Certain inactive companies are not shown.